Exhibit 10.25

FOURTH AMENDMENT TO SUPPLY AGREEMENT

THIS FOURTH AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”), dated August 1, 2006, effective July 31, 2005, is made by and between AZT International S. de R.L. de C.V., a Mexico corporation (“AZT”), an affiliate of Diversified Apparel Resources, LLC f/k/a Commerce Clothing Company, LLC (“Diversified”), a California limited liability company with its principal executive offices at 5804 East Slauson Avenue, Commerce, California 90040, Cygne Designs, Inc., a Delaware corporation (“Cygne”), having its principal executive office at 11 West 42nd Street, New York, New York 10036 and Diversified.

RECITALS

A. AZT and Cygne previously entered into a Supply Agreement dated July 31, 2005, as amended on October 19, 2005 and December 9, 2005 (the “Second Amendment”) (collectively, the “Agreement”) providing for the manufacture and supply by AZT of certain products for Cygne under the terms and conditions set forth in the Agreement.

B. AZT temporarily assigned to Diversified all of its rights, obligations and liabilities under the Agreement during the Amendment Term (as defined in the Second Amendment).

C. The parties desire to amend certain provisions of the Agreement and incorporate this Amendment therein.

D. Except as otherwise set forth herein, any terms used but not defined herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Diversified and Cygne hereby agree that the Agreement shall be amended as follows:

(a) The Initial Amendment Term, as defined in Section 2(a) of the Second Amendment, is hereby extended to July 31, 2007.

(b) The first sentence of Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Diversified agrees that the purchase price (the “AZT Price”) of the Denim Products purchased from Diversified by Cygne or its affiliates shall allow Cygne (i) for branded Denim Products, an initial Gross Margin (as defined below) on the initial offering line price per unit to its wholesale customers, net of discounts granted to customers, which discounts are determined on a customer by customer basis and are added back to determine the initial offering line price per unit, but without adjustment for any chargeback deductions and allowances (the “Cygne Wholesale Price”) of 35% and (ii) for private label Denim Products, an initial Gross Margin on the Cygne Wholesale Price of 25%; provided that, the foregoing initial Gross Margin guarantee shall not apply to private label Denim Products supplied to Target, Inc., Target.com or American Eagle Outfitters. Notwithstanding the foregoing, the initial Gross Margin on the Cygne Wholesale Price for private label Denim Products supplied to Target, Inc., Target.com or American Eagle Outfitters during the period May 13, 2006 through January 31, 2007 shall be 20%.”

(c) The last two sentences of Section 1.4 of the Agreement are deleted in their entirety and replaced with the following:

“Upon written request from Diversified, Cygne shall advance Diversified an amount equal to fifty percent (50%) of the aggregate amount of all purchase orders outstanding at any given time. Such advances paid to Diversified from time to time shall reduce the aggregate amount of the AZT Price due and owing by Cygne to Diversified with respect to any outstanding purchase orders.”

2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the parties will deliver original execution copies of this Amendment to one another as soon as practicable following execution thereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

AZT INTERNATIONAL S. DE R.L. DE C.V.

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	President

CYGNE DESIGNS, INC.

By:	/s/ Bernard Manuel
Name:	Bernard Manuel
Title:	President

DIVERSIFIED APPAREL RESOURCES, LLC

By:	/s/ Hubert Guez
Name:	Hubert Guez
Title:	Chief Executive Officer

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